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                                  VIATEL, INC.




               $63,666,000 OF 11.50% SENIOR DOLLAR NOTES DUE 2009




                               PURCHASE AGREEMENT




                                DECEMBER 8, 1999


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                               PURCHASE AGREEMENT

                                                                December 8, 1999

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036-8293

Dear Sirs and Mesdames:

                  Viatel, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Morgan Stanley & Co. Incorporated (the "PURCHASER") an aggregate of $63,666,000 principal amount of 11.50% Senior Dollar Notes Due 2009 of the Company (the "NEW NOTES") to be issued pursuant to the provisions of an indenture, to be dated December 8, 1999 (the "INDENTURE"), between the Company and The Bank of New York, as trustee (in such capacity, the "TRUSTEE").

                  Simultaneous with the sale of the New Notes, the Company is completing its (i) offer to exchange (hereinafter, the "EXCHANGE OFFER") $686.03 principal amount of 11.50% Senior Dollar Notes due 2009 of the Company (the "ADDITIONAL NOTES") and a total cash consideration of $71.24 (including a consent fee of $20.00) (collectively, the "TOTAL CONSIDERATION") payable by the Company for each $1,000 principal amount at maturity of outstanding 11% Senior Discount Notes Due 2008 (the "DESTIA NOTES") of Destia Communications, Inc. (formerly known as Econophone, Inc.), a Delaware corporation ("DESTIA"), and
(ii) consent solicitation of the holders of the Destia Notes (hereinafter, the "CONSENT SOLICITATION") to certain proposed amendments to the indenture pursuant to which the Destia Notes were issued and waivers from such holders of the Destia Notes of their right to participate in any repurchase offer for the Destia Notes, on the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation, dated November 4, 1999. The New Notes and the Additional Notes shall hereinafter collectively be referred to as the "NOTES" and this agreement between the Company and you as set forth herein shall hereinafter be referred to as the "AGREEMENT."

                  Pursuant to the terms of the Indenture, on the Closing Date (hereinafter defined for the purposes of this Agreement), the Company will purchase and pledge to the Trustee for the benefit of the registered holders of the Notes, pursuant to the terms of the Collateral Pledge and Security Agreement, dated December 8, 1999 (the "PLEDGE AGREEMENT"), Pledged Security Entitlements (as defined in the Pledge Agreement) in an amount sufficient, upon receipt of scheduled interest and principal payments on such securities, to provide for the payment in full of the first three scheduled interest payments on the Notes.

                  Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum (as defined below).

                  The New Notes will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

                  The holders of the Notes, and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement relating to the Notes, to be dated the date hereof, and to be substantially in the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT").

                  In connection with the sale of the New Notes to the Purchaser, the Company has prepared an offering memorandum, dated December 8, 1999 (the "OFFERING MEMORANDUM"), setting forth or including a description of the terms of the New Notes, the terms of the offering and a description of the Company and its business.

                  1.       REPRESENTATIONS AND WARRANTIES.

                  THE COMPANY REPRESENTS AND WARRANTS TO, AND AGREES WITH, YOU THAT AS OF THE DATE HEREOF:

                  (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and corporate authority to own its properties and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below) on the Company and its Subsidiaries (as defined below), taken as a whole.

                  (b) Each subsidiary of the Company is listed on EXHIBIT B hereto (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") and, if applicable to such country, each of the Subsidiaries operating in such country has been duly incorporated or otherwise organized, is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate power and corporate authority to own its properties and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in


                                       2
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         good standing would not have a Material Adverse Effect (defined below)
         on the Company and the Subsidiaries, taken as a whole. For the purposes of Section 1 of this Agreement, Destia and the subsidiaries of Destia are not deemed subsidiaries of the Company.

                  (c) All of the issued shares of capital stock or other equity interests, as the case may be, of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are owned, either directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities or claims, other than those indicated in the Offering Memorandum.

                  (d) This Agreement has been duly authorized, executed and delivered by the Company.

                  (e) The New Notes have been duly authorized by the Company and, when issued and authenticated in accordance with the Indenture and delivered to and paid for by the Purchaser in accordance with the terms of this Agreement and the Indenture, will (x) be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and subject to general equitable principles (whether considered in a proceeding in equity or at law) (the "ENFORCEABILITY EXCEPTIONS"), and (y) be entitled to the benefits of the Indenture pursuant to which such New Notes are to be issued, the Registration Rights Agreement, the Pledge Agreement and the Notification and Control Agreement, dated as of December 8, 1999 (the "CONTROL AGREEMENT").

                  (f) The Offering Memorandum does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Purchaser furnished to the Company in writing by the Purchaser expressly for use therein.

                  (g) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement, the Control Agreement and the Notes (collectively, the "TRANSACTION DOCUMENTS") and the issuance, sale and delivery of the New Notes in accordance with their terms will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any material agreement or other instrument binding upon the Company or any of its

         Subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except with respect to clauses (i) and (iii) to the extent that any contravention would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, and, no consent, approval, authorization, exemption or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents (other than such consent, approval, authorization, exemption, order or other action which has been obtained), except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes, or the issuance and exchange pursuant to the Exchange Offer, of the Additional Notes issued in exchange for the Destia Notes, (y) such as may be required by federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement and (z) for any consents, approvals, authorizations, orders or qualifications, the failure to obtain which would not have a Material Adverse Effect on the ability of the Company to perform its obligations under the Transaction Documents.

                  (h) any Company document incorporated by reference in the Offering Memorandum, or filed with the Securities and Exchange Commission after the date hereof, or from which information is so incorporated by reference when filed or becoming effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as applicable, and the rules and regulations promulgated thereunder.

                  (i) The Indenture and the Registration Rights Agreement have been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions and except that (x) rights to indemnification and contribution may be limited by public policy and (y) provisions of the Indenture, if any, requiring any waiver of stay or extension laws, diligent performance or other acts on the part of the Trustee may be unenforceable under principles of public policy.

                  (j) Each of the Pledge Agreement and the Control Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

                  (k) Upon the delivery to the Trustee of the certificates or instruments, if any, representing the Pledged Security Entitlements, the pledge of and grant of a security interest in the Pledged Security Entitlements for the benefit of the Trustee and the Holders, as the case may be, will constitute a first priority security interest in the Pledged


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         Security Entitlements, enforceable against all creditors of the Company
         (and any persons purporting to purchase any of the Pledged Security Entitlements from the Company).

                  (l) The New Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum under the heading "Description of the Notes."

                  (m) Assuming the accuracy of the Purchaser's representations contained herein and the Purchaser's compliance with its agreements hereunder, it is not necessary to register the New Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations (a "MATERIAL ADVERSE EFFECT") of the Company and its Subsidiaries, taken as a whole, from that set forth in the Offering Memorandum, dated December 8, 1999, attached as EXHIBIT C; furthermore,
         (i) other than the transactions contemplated hereby (including, without limitation, any related borrowings by the Company or any of its Subsidiaries or affiliates and by the Joint Proxy Statement/Prospectus, dated October 15, 1999, and the Exchange Offer), the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) other than the increase in the Company's authorized common stock adopted at its 1999 annual meeting of stockholders, there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated Subsidiaries, taken as a whole, except in each case as described in the Offering Memorandum.

                  (o) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is or may be a party, or to which any of the properties of the Company or any of its Subsidiaries is or may be subject other than proceedings accurately described in all material respects in the Offering Memorandum and proceedings that are not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under any of the Transaction Documents or to consummate the transactions contemplated by the Offering Memorandum.

                  (p) The Company is not, and after giving effect to the offering and sale of the New Notes, and the application of the proceeds thereof as described in the Offering

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         Memorandum under the caption "Use of Proceeds," will not be an
         "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (q) Neither the Company nor any affiliate of the Company (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the New Notes in a manner that would require the registration under the Securities Act of the New Notes or
         (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the New Notes in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (r) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  (s) There are no costs and liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  (t) The New Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  (u) Except as described in the Offering Memorandum, the Company and its Subsidiaries (i) have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their properties and assets and to conduct their business in the manner described in the Offering Memorandum, except to the extent that the failure to obtain such consents,

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         authorizations, approvals, orders, certificates or permits or make such declarations or filings would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; and (ii) have not received any notice of proceedings relating to the violation, revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  (v) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except (i) such as are reflected in the Company's financial statements or are described in the Offering Memorandum; (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; or (iii) such as do not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, binding and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in or contemplated by the Offering Memorandum and subject to the Enforceability Exceptions.

                  (w) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and, except as set forth in the Offering Memorandum, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  (x) No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in or contemplated by the Offering Memorandum, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that might reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  (y) (i) The Company and its Subsidiaries are insured against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary

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         in the businesses in which they are engaged; (ii) neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and (iii) neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, except as described in or contemplated by the Offering Memorandum.

                  (z) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (aa) The Company has reviewed its operations and that of its Subsidiaries to evaluate the extent to which the business or operations of the Company or any of its Subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Offering Memorandum which have not been accurately described in the Offering Memorandum and (B) with respect to the systems of the Company and its Subsidiaries, the Year 2000 Problem will have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and its Subsidiaries, taken as a whole; and (ii) the Company reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company and such Subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the Purchaser, and the Purchaser upon the basis of the representations and warranties herein

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contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company New Notes in the aggregate principal amount of $63,666,000 million at a purchase price equal to 91.50% of the principal amount of the New Notes (LESS $595,248.77) (the "PURCHASE PRICE"), plus accrued interest, if any, on the New Notes from the date of issuance of the New Notes to the Closing Date.

                           The Company hereby agrees that, without the prior
written consent of the Purchaser, it will not, during the period beginning on the date hereof, and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the New Notes (other than the sale of the Notes under this Agreement, and except as contemplated by the Exchange Offer).

                  3. TERMS OF OFFERING. You have advised the Company that you will make an offering of the Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

                  4. PAYMENT AND DELIVERY. Payment for the New Notes shall be made to the Company in federal or other funds immediately available in New York City against delivery of such New Notes at the closing to be held at the office of Kelley Drye & Warren, LLP, 101 Park Avenue, New York, NY 10178, at 9:00 A.M., local time, on December 8, 1999, or at such other time on the same or such other date, not later than December 22, 1999, as shall be agreed to by the Company and Morgan Stanley & Co. Incorporated. The time and date of such payment are herein referred to as the "CLOSING DATE."

                  Certificates for the Notes shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. The certificates evidencing the Notes shall be delivered to you on the Closing Date, with any transfer taxes payable in connection with the transfer of the Notes to the Purchaser duly paid, against payment of the Purchase Price therefor.

                  5. CONDITIONS TO THE PURCHASER'S OBLIGATION. The obligations of the Purchaser to purchase and pay for the Notes on the Closing Date is subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, other than any notice which shall already have been given as of the date hereof, in the rating accorded to the Company or any of the Company's securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company, its Subsidiaries and Destia, taken as a whole, from that set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum.

                  (b) The Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) of this Agreement and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions contained herein on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to any proceedings threatened.

                  (c) The Purchaser shall have received, (A) on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Purchaser, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum and (B) on the date hereof, letters dated the date hereof, in form and substance satisfactory to the Purchaser, from KPMG LLP, independent public accountants, with respect to agreed-upon procedures to be applied to information contained in the Offering Memorandum with respect to billable minutes, revenue per billable minute and number of customers, and with respect to the Pledged Security Entitlements; PROVIDED THAT the letters delivered pursuant to
         Section 5(c)(A) and Section 5(c)(B) shall use a "cut-off date" not earlier than 2 business days prior to the date hereof.

                  (d) The Purchaser shall have received on the Closing Date an opinion of Kelley Drye & Warren LLP, outside counsel to the Company, dated the Closing Date, to the effect set forth in EXHIBIT D. Such opinion shall be rendered to the Purchaser at the request of the Company and shall so state therein.

                  (e) The Purchaser shall have received on the Closing Date opinions of foreign local counsel in Germany, Switzerland, Italy, France, Belgium, Spain, The Netherlands and the United Kingdom, dated the Closing Date, each to the effect set forth in EXHIBIT E or as to such other form as agreed to by the Purchaser. Such opinions shall be rendered to the Purchaser at the request of the Company and shall so state therein.

                  (f) The Purchaser shall have received on the Closing Date an opinion of Morrison & Forester, LLP, special U.S. communications counsel to the Company, together with an opinion of Nebraska counsel, each dated the Closing Date, substantially to the effect set forth in EXHIBIT F. Such opinions shall be rendered to the Purchaser at the request of the Company and shall so state therein.

                  (g) The Purchaser shall have received on the Closing Date an opinion of Shearman & Sterling, counsel to the Purchaser, dated the Closing Date, in form and substance satisfactory to you.

                  (h) The Registration Rights Agreement and the Pledge Agreement shall be executed and in full force and effect, and the Company shall have granted the security interest and made the pledge contemplated by the Pledge Agreement.

                  (i) The Exchange Offer and Consent Solicitation shall have been consummated on or prior to the Closing Date.

                  (j) The Purchaser shall have received from Destia all documents to be delivered by Destia, its counsel or its accountants pursuant to the terms of the Dealer Manager Agreement, dated November 4, 1999 (the "DEALER MANAGER AGREEMENT"), among the Company, Destia and the Purchaser, including opinions of counsels to Destia, "comfort letters" from the independent public accountants of Destia and certificates of officers of Destia.

                  (k) The Purchaser shall have received on the Closing Date an opinion of outside counsel to Destia, dated the Closing Date, to the effect set forth in Exhibit D of the Dealer Manager Agreement. Such opinion shall be rendered to you at the request of Destia and shall so state therein.

                  (l) The Purchaser shall have received on the Closing Date an opinion of Schulte Roth & Zabel LLP, outside counsel to Destia, dated the Closing Date, to the effect set forth in Exhibit E of the Dealer Manager Agreement. Such opinion shall be rendered to you at the request of Destia and shall so state therein.

                  (m) The Purchaser shall have received on the Closing Date opinions of foreign local counsel of Destia in Switzerland (to the effect set forth in Exhibit K of the Dealer Manager Agreement), United Kingdom (to the effect set forth in Exhibit J of the Dealer Manager Agreement), Germany (to the effect set forth in Exhibit L of the Dealer Manager Agreement) and France (to the effect set forth in Exhibit M of the Dealer Manager Agreement), dated the Closing Date, each opinion to the effect set forth in their respective Exhibits or as to such other form as agreed to by you. Each such opinion shall be rendered to you at the request of Destia and shall so state therein.

                  (n) The Purchaser shall have received on the Closing Date an opinion of Swidler, Berlin, Shereff Friedman, special U.S. communications counsel to Destia, dated the Closing Date, to the effect set forth in Exhibit I of the Dealer Manager Agreement. Such opinion shall be rendered to you at the request of Destia and shall so state therein.

                  (o) The Purchaser shall have received on the Closing Date an opinion of counsel to Destia with respect to the disclosure of facts in the Offering Memorandum in form and substance reasonably acceptable to you. Such opinion shall be rendered to you at the request of Destia and shall so state therein.

                  (p) The Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in EXHIBIT H. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to any proceedings threatened.

                  (q) The Purchaser shall have received such other documents and certificates as are reasonably requested by you or your counsel.

                  6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Purchaser contained in this Agreement, the Company covenants with the Purchaser as follows:

                  (a) To use its best efforts to furnish to you in New York City, without charge, prior to 9:00 a.m. New York City time on December 8, 1999 and during the period mentioned in Section 6(c), as many copies of the Offering Memorandum, any supplements and amendments thereto and any documents incorporated by reference therein as you may reasonably request.

                  (b) Before amending or supplementing the Offering Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement without the consent of Morgan Stanley & Co. Incorporated, which consent shall not be unreasonably withheld or delayed.

                  (c) If, during such period after the date hereof and prior to the date on which all of the New Notes shall have been sold by the Purchaser, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel to the Purchaser it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Purchaser, either amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law.

                  (d) To endeavor to qualify the New Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; PROVIDED THAT in no event shall the Company be obligated to qualify to do business in any jurisdiction in which it is not now so qualified or to take any action which would subject it to taxation in any jurisdiction in which it is not now so subject or to service or process in suits, other than those arising out of the offering or sale of the Notes in any jurisdiction in which it is not now so subject.

                  (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of the Offering Memorandum and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the New Notes, (iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and its counsel, (iv) the qualification of such New Notes under securities or Blue Sky laws in accordance with the provisions of
         Section 6(d), including filing fees and the fees and disbursements of counsel for the Purchaser in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Purchaser in quantities as hereinabove stated of copies of the Offering Memorandum and any amendments or supplements thereto, (vi) any fees charged by rating agencies, (vii) all document production charges and expenses of counsel to the Purchaser (but not including their fees for professional services) in connection with the preparation of this Agreement, (viii) the fees and expenses, if any, incurred in connection with the admission of such New Notes for trading in the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") Market or any other appropriate market system, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering, whether by traditional or electronic means, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 and Section 11, the Purchaser will pay all of its costs and expenses, including fees and disbursements of its counsel, transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

                  (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which would be integrated with the sale of the New Notes in a manner which would require the registration under the Securities Act of such New Notes.

                  (g) Neither the Company nor any Subsidiary will solicit any offer to buy or offer or sell the New Notes by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, except as may be contemplated by the Registration Rights Agreement.

                  (h) While any of the New Notes remain "restricted securities" within the meaning of Rule 144 under the Securities Act, to make available, upon request, to any seller of such New Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act.

                  (i) To use its reasonable best efforts to permit the New Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                  (j) The Company shall not, and shall use its best efforts to cause its Affiliates not to, purchase and then resell or otherwise transfer any New Notes.

                  7. OFFERING OF NEW NOTES; RESTRICTIONS ON TRANSFER. (a) The Purchaser represents and warrants that the Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). The Purchaser agrees with the Company that (i) it will not solicit offers for, or offer or sell, New Notes by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for New Notes only from, and will offer such New Notes only to, persons that it reasonably believes to be other QIBs who, in purchasing such Notes are deemed to have represented and agreed as provided in the Offering Memorandum under the caption "Transfer Restrictions."

                  (b) The Purchaser represents, warrants, and agrees with respect to offers and sales outside the United States that:

                  (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of the Offering Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

                  (ii) the Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes the Offering Memorandum or any such other material, in all cases at its own expense;

                  (iii) the Purchaser has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in
         Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, or is a person to whom such document may otherwise lawfully be issued or passed on; and

                  (iv) the Purchaser understands that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Notes directly or indirectly in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law.

                  8. INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company agrees to indemnify and hold harmless the Purchaser, and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company wi9ill not be liable in any such case to the extent, but only to the extent, that any such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Purchaser furnished to the Company in writing by the Purchaser expressly for use therein.

                  (b) The Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with reference to information relating to the Purchaser furnished to the Company in writing by the Purchaser expressly for use in the Offering Memorandum or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any provision of Section 8(a) or Section 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8, except to the extent that it has been prejudiced in any material respect by such failure, or from any liability it may otherwise have) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, which consent may not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder (whether or not any indemnified party is an actual or potential party to such proceeding) by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in any provision of Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Purchaser, on the other hand, from the offering of such Notes, or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Purchaser in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Purchaser, on the other hand, in connection with the offering of the New Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the New Notes (net of discounts and commissions but before deducting expenses) received by the Company and the total discounts and commissions received by the Purchaser in respect thereof bear to the aggregate offering price of the New Notes. The relative fault of the Company, on the one hand, and the Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company and the Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the New Notes resold by it in the initial placement of such New Notes were offered to investors exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchaser or any person controlling the Purchaser or by or on behalf of the Company, or any of its officers or directors or any person controlling the Company, and (iii) acceptance of and payment for any of the New Notes.

                  9. EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                   10. MISCELLANEOUS. If this Agreement shall be terminated by the Purchaser because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than by reason of a breach of this Agreement by the Purchaser), the Company will reimburse the Purchaser for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Purchaser in connection with this Agreement or the offering contemplated hereunder.

                  11. NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

                           (a)  If to the Purchaser:

                                Morgan Stanley & Co. Incorporated
                                1585 Broadway
                                New York, New York  10036
                                Attention: James D. Allen

                           (b)  If to the Company:

                                Viatel, Inc.
                                685 Third Avenue
                                New York, New York  10017
                                Attention:    James P. Prenetta
                                              Vice President and General Counsel

                                with a copy to:

                                Kelley Drye & Warren LLP
                                Two Stamford Plaza
                                281 Tresser Boulevard
                                Stamford, Connecticut 06901
                                Attention:    Jay R. Schifferli

                  12. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between Viatel, Inc. and the Purchaser.

                                         Very truly yours,

                                         VIATEL, INC.

                                         By:      /s/ Michael J. Mahoney
                                                  ----------------------
                                         Name:    Michael J. Mahoney
                                         Title:   President and Chief Executive
                                                  Officer




Agreed, December 8, 1999

MORGAN STANLEY & CO. INCORPORATED

By:       /s/ James D. Allen
         -------------------
Name:    James D. Allen
Title:   Vice President

                                                                       EXHIBIT A



                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT B

                          SUBSIDIARIES OF VIATEL, INC.


NAME OF SUBSIDIARY                                   JURISDICTION OF INCORPORATION OR ORGANIZATION
------------------                                   ---------------------------------------------

Viatel U.K. Limited                                           England and Wales
Viatel Belgium Limited                                        England and Wales
Viatel Circe Assets Limited                                   England and Wales
Viatel Spain Limited                                          England and Wales
Viatel (I) Limited                                            England and Wales
Viatel UK Holdings Ltd.
    (formerly, Viatel Staines Limited and Viatel              England and Wales
     Circe Assets Ltd.)
Viatel Austria Limited                                        England and Wales
Network Managed Services                                      England and Wales
Viatel Global Communications S.p.A.
    (formerly Viaphone S.R.L.)                                Italy
Viatel S.R.L.                                                 Italy
Viatel Operations, S.A.                                       France
Viatel S.A.                                                   France
VPN S.A.R.L.                                                  France
Viafon Dat Iberica, S.A.                                      Spain
Viatel Global Communications Espana S.A.                      Spain
Viatel Belgium NV/SA                                          Belgium
Viaphone NV/SA                                                Belgium
Viatel GmbH                                                   Germany
Viatel Communications GmbH                                    Germany
   (formerly Viaphone GmbH)
Vicame Infrastructure Development GmbH                        Germany
Viatel German Asset GmbH                                      Germany
Viatel AG                                                     Switzerland
Viaphone AG                                                   Switzerland
Viatel Global Communications B.V.                             Netherlands
Viafoperations Communications B.V.                            Netherlands
Strijk B.V.                                                   Netherlands
Viacol Ltda.                                                  Colombia
Viatel Colombia Management, Inc.                     Delaware
Viatel Colombia Holdings, Inc.                                Delaware
Viatel Sales U.S.A., Inc.                                     Delaware
YYC Communications, Inc.                                      Delaware
Viatel Nebraska, Inc.                                         Delaware
Viatel Sweden, Inc.                                           Delaware
Viatel Finland, Inc.                                          Delaware
Viatel Argentina Holdings, Inc.                               Delaware
Viatel Argentina Management, Inc.                    Delaware
Viatel Brazil Management, Inc.                                Delaware
Viatel Brazil Holdings, Inc.                                  Delaware
Viatel Development Company                                    Delaware
Viatel Circe Cable System, Limited                            Delaware


Viatel Finance Company L.L.C.                                 Delaware
Viatel Global Communications, Ltd.                            Delaware
Viatel New Jersey, Inc.                                       Delaware
Viatel, Inc.                                                  Delaware
Viatel Virginia, Inc.                                         Virginia

                                                     ********

                                                                       EXHIBIT C



                              OFFERING MEMORANDUM,
                             DATED DECEMBER 8, 1999

                                                                       EXHIBIT D


                               FORM OF OPINION OF
                            KELLEY DRYE & WARREN LLP

                  Pursuant to Section 5(d) of the Purchase Agreement, Kelley Drye & Warren LLP shall deliver an opinion to the effect that:

                  (A) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and corporate authority to own its properties and to conduct its business as described in the Offering Memorandum (references herein to the Offering Memorandum being taken to mean the same, as amended or supplemented), and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole;

                  (B) the Company has all necessary corporate power and authority, and has taken all necessary corporate action, to duly and validly authorize the issuance and sale of the Notes, the execution, delivery and performance of, and the consummation of the transactions contemplated in, this Agreement, the Indenture, the Registration Rights Agreement, the Collateral Pledge and Security Agreement, the Notification and Control Agreement and the Dealer Manager Agreement (such documents shall, hereinafter, be referred to collectively as, the "Transaction Documents" and such transactions shall, hereinafter, be referred to collectively as, the "Contemplated Transactions"), and no other corporate proceedings by the Company are necessary to authorize the execution and delivery by the Company of the Transaction Documents or the performance by the Company of the Contemplated Transactions;

                  (C) the Purchase Agreement has been duly authorized, executed and delivered by the Company;

                  (D) the Pledge Agreement and the Control Agreement have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Trustee, the Pledge Agreement and Control Agreement will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and equitable principles (whether considered in a proceeding in equity or at law);

                  (E) upon the delivery to the Trustee of the certificates or instruments, if any, representing the Pledged Security Entitlements, the pledge of and grant of a security interest in the Pledged Security Entitlements for the benefit of the Trustee and the Holders will constitute a first priority security interest in the Pledged Security Entitlements, enforceable as against all creditors of the Company (and any person purporting to purchase any of the Pledged Security Entitlements from the Company);

                  (F) the Notes have been duly authorized, executed, and issued by the Company and, assuming due authentication thereof by the Trustee in accordance with the terms of the Indenture and upon payment and delivery in accordance with the terms of the Purchase Agreement, will
         (x) constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and equitable principles (whether considered in a proceeding in equity or at law) and
         (y) be entitled to the benefits of the Indenture, the Registration Rights Agreement, the Pledge Agreement and the Control Agreement;

                  (G) each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar state or federal laws affecting the rights and remedies of creditors generally and general equitable principles (whether considered in a proceeding in equity or at law), (y) rights to indemnification and contribution may be limited by public policy and (z) provisions of the Indenture, if any, requiring any waiver of stay or extension laws, diligent performance or other acts on the part of the Trustee may be unenforceable under principles of public policy;

                  (H) neither the execution, delivery nor performance by the Company of its obligations under the Transaction Documents nor the issuance, sale and delivery of the Notes in accordance with their terms will contravene (i) the DGCL or any U.S. federal or New York State law, statute, ordinance, rule, regulation, judgment, order or decree applicable to the Company or any of its assets or properties, whether owned or leased, (ii) the Certificate of Incorporation or By-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except, in the case of clauses (i),
         (iii) and (iv), for such contraventions which would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole and, except as may be required under applicable state securities or Blue Sky laws, and except for the filing of registration statements under the Securities Act and qualification of the Supplemental Indenture under the Trust Indenture Act in connection with the Registration Rights Agreement, no consent, approval, authorization or order of, or qualification with, any U.S. federal or New York or Delaware state governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents;

                  (I) to the best knowledge of such counsel, there is no legal or governmental proceeding, now pending or threatened, to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is or may be subject that is required to be disclosed in the Offering Memorandum and that is not so disclosed, or which could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Offering Memorandum;

                  (J) the Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (K) the statements in the Offering Memorandum under the captions "Business -- Legal Proceedings," "Description of Certain Indebtedness," "Description of the Notes,""Private Placement" and "Transfer Restrictions," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, constitute accurate summaries of the matters described therein in all material respects;

                  (L) the statements in the Offering Memorandum, under the caption "Certain Income Tax Considerations -- Certain United States Federal Income Tax Considerations" insofar as such statements constitute summaries of certain U.S. federal income tax laws and regulations, constitute accurate summaries of the matters described therein in all material respects;

                  (M) based upon the representations, warranties, and agreements of the Company in the Purchase Agreement and of the Purchasers in
         Section 7 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Purchaser under the Purchase Agreement or in connection with the initial resale of such Notes by the Purchaser solely in accordance with Section 7 of the Purchase

         Agreement, to register the Notes under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any Note; and

                  (N) any document filed by the Company with the Securities and Exchange Commission and incorporated by reference in the Offering Memorandum or from which information is so incorporated by reference, when it was filed or became effective, as the case may be, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

                                * * * * * * * * *

                                  ATTACHMENT A

                                       TO

                    FORM OF KELLEY DRYE & WARREN LLP OPINION

                  In the course of the preparation by the Company of the Offering Memorandum, we have participated in conferences with officers, directors and representatives of the Company, its independent auditors, officers, directors and your representatives and representatives of your counsel at which conferences the contents of the Offering Memorandum and related matters were discussed. Although we have not independently verified the accuracy or completeness of, or otherwise verified the statements made in the Offering Memorandum (other than as expressly provided above), nothing has come to our attention that has led us to believe that the Offering Memorandum, as of its date or the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order the make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, we are not expressing any opinion or belief as to the financial statements and supporting notes and schedules and other financial data contained in the Offering Memorandum.

                                                                       EXHIBIT E

                      FORM OF FOREIGN LOCAL COUNSEL OPINION

                  (A) [________] (the "Company") has been duly incorporated, is validly existing as a company under the laws of [Name of Country], has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum of Viatel, Inc. dated December 8, 1999 (the "Offering Memorandum") and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except to the extent that the failure to be so qualified would not in our view have a Material Adverse Effect on the Company and its subsidiaries taken as a whole).

                  (B) The Company has no subsidiaries.

                  (C) The Company has all materially necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with all relevant governmental authorities, all self-regulatory organizations and all relevant courts and tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Offering Memorandum, and, to the best of our knowledge, after due inquiry has not received any notice of proceedings relating to revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is the Company in violation of, or in default under, any federal, state, local, national or regional law, regulation, rule, decree, order or judgment applicable to the Company, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company, except as described herein or in the Offering Memorandum.

                  (D) The statements in the Offering Memorandum under the caption "Business -- [_______]" are accurate in all material respects and fairly summarize all matters referred to therein.

                  (E) There are no restrictions (legal, contractual or otherwise) on the ability of the Company to declare and pay any dividend or make any payment or transfer of property or assets to its stockholders other than those described in the Offering Memorandum and such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and such descriptions, if any, fairly summarize such restrictions.

                                * * * * * * * * *

                                                                       EXHIBIT G

                     FORM OF U.S. REGULATORY COUNSEL OPINION

         Pursuant to Section 5(f) of the Purchase Agreement, Morrison & Foerster LLP, regulatory counsel for the Company, shall furnish an opinion to the effect that:

                  (A) (1) the execution and delivery of the Purchase Agreement by the Company and the consummation of the transactions contemplated thereby do not violate (i) the federal Communications Act of 1934, as amended, and the Telecommunications Act of 1996, any rules or regulations of the Federal Communications Commission ("FCC") applicable to the Company (collectively, the "Communications Act"), (ii) any state telecommunications law, rules or regulations ("State Law") applicable to the Company, and (iii) to the best of such counsel's knowledge, any decree from any court, and (2) no consent, approval, authorization or order of or filing with the FCC or any state authority overseeing telecommunications matters ("State Authority"), is necessary for the execution and delivery of the Purchase Agreement by the Company and except to the extent that the failure to obtain such consents, approvals, authorizations or orders or to make filings with, the FCC or any State Authority would not, individually or in the aggregate, have a material adverse effect on the prospects, condition (financial or otherwise) or in the earnings, business or operations of the Company and the subsidiaries listed in Schedule B to the Purchase Agreement (the "Subsidiaries") taken as a whole;

                  (B) except as indicated in this paragraph B, to the best of our knowledge, (1) the Company and its Subsidiaries have made all reports and filings, and paid all fees, required by the FCC and the State Authorities, and have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations, with the FCC and the State Authorities necessary to own, lease, license and use its properties and assets and to conduct its respective business in the manner described in the Offering Memorandum, except for those filings, fees, and approvals the failure to obtain or file of which would not have material adverse effect on the financial condition, or on the earnings, business, or operations of the Company and its Subsidiaries, taken as a whole; (2) has not received any notice of proceedings relating to the violation, revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company, taken as a whole; and (3) neither the Company nor its Subsidiaries is in violation of, or in default under, the Communications

         Act or State Law, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole;

                  (C) to the best of such counsel's knowledge after due inquiry
         (i) no adverse judgment, decree or order of the FCC or any State Authority has been issued against the Company or its Subsidiaries and
         (ii) no litigation, proceeding, inquiry or investigation has been commenced or threatened against the Company or its Subsidiaries before or by the FCC or any State Authority which, if decided adversely to the interests of the Company or its Subsidiaries would have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and

                  (D) the statements in the Offering Memorandum under the captions "Risk Factors -- Competition," "Risk Factors -- Substantial Government Regulation," "Business -- Government Regulation," insofar as such statements constitute a summary of the legal matters, documents or proceedings of the FCC and State Authorities with respect to telecommunications regulation referred to therein, fairly summarize the matters referred to therein.

                                * * * * * * * * *

                                                                       EXHIBIT H

                          DESTIA OFFICER'S CERTIFICATE

                  Reference is made to the Purchase Agreement, dated December 8, 1999 (the "Purchase Agreement"), between Viatel, Inc., a Delaware corporation, and Morgan Stanley & Co. Incorporated. Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

                  I, Richard L. Shorten, Jr., certify that:

                  (i) I am the duly qualified and elected General Counsel and Senior Vice President of Destia Communications, Inc. (the "Company"), and that, as such, I am authorized to execute this certificate on behalf of the Company pursuant to Section 8(p) of the Purchase Agreement;

                  (ii) I have read the Offering Memorandum, dated December 8, 1999, and the statements made in this certificate are based upon my review of the Offering Memorandum, upon a general knowledge of and familiarity with the operations of the Company and upon the performance of my duties as an officer of the Company; and

                  (iii) I do hereby further certify that the Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the certification set forth in this paragraph do not apply to statements in or omissions from the Offering Memorandum that does not relate to the Company.

                  IN WITNESS WHEREOF, I have executed this certificate of Destia Communications, Inc. on this 8th day of December, 1999.

                                            By:_________________________________
                                            Name:   Richard L. Shorten, Jr.

                                            Title: